Exhibit 99.1

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time, on May 18, 2011.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/ANR
• Follow the steps outlined on the secured website.
Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposal 1, 2, and 3.

		For	Against	Abstain	+
1.	To approve the amendment to Alpha’s certificate of incorporation, as described in and attached as Annex B to the joint proxy statement/prospectus, pursuant to which Alpha will be authorized to issue up to 400,000,000 shares of common stock, par value $0.01 per share.	☐	☐	☐
2.

To approve the issuance of shares of Alpha common stock, par value $0.01 per share, to stockholders of Massey Energy Company pursuant to the merger agreement, dated January 28, 2011, among Alpha, Mountain Merger Sub, Inc., and Massey.

		☐	☐	☐
3.

To approve adjournments of the Alpha special meeting if necessary or appropriate, including to permit further solicitation of proxies if there are not sufficient votes at the time of the Alpha special meeting to approve one or both of the proposals described above.

		☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign exactly as name appears on this proxy. If joint owners, EACH should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your FULL title as such and the name of such trust, corporation or other organization.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Special Meeting Proxy Card — ALPHA NATURAL RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON              [    ], 2011

The undersigned stockholder of Alpha Natural Resources, Inc. (the “Company”) hereby appoints Michael J. Quillen, Vaughn R. Groves and Benjamin G. Hadary, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Special Meeting of Stockholders of the Company to be held at [            ], located at [            ], [            ], on [            ], 2011, at [            ] Eastern Time and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Special Meeting or at any adjournment or postponement thereof, as stated on the reverse side.

When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If no instructions are specified, this proxy, if signed and dated, will be voted “FOR” Proposals 1, 2 and 3. If any other business is properly presented at the Special Meeting or any adjournment of the Special Meeting, this proxy will be voted by the named proxies in their discretion. At the present time, the Company’s Board of Directors knows of no other business to be presented at the Special Meeting.

Should the undersigned be present and elect to vote at the Special Meeting or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Special Meeting of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the reverse side)